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                                                                 EXHIBIT (14)(b)
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                              CONSENT OF COUNSEL



        We hereby consent to the use of our name and to the references to our firm under the captions "The Proposed Transaction -- Federal Income Tax Consequences" and "Additional Comparative Information -- Service Arrangements and Fees -- The Trust/TCFI -- Counsel" and "-- The Acquiring Fund -- Counsel" included in or made a part of this Registration Statement on Form N-14, filed under the Securities Act of 1933, as amended, of The Cardinal Group.




                                                BAKER & HOSTETLER



Columbus, Ohio
December 11, 1995